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                                                                   Exhibit 21.1


                  SUBSIDIARIES OF PAPERWEIGHT DEVELOPMENT CORP.
                  ---------------------------------------------



         Entity                                  Jurisdiction of Incorporation
         ------                                  -----------------------------

Appleton Papers Inc.                                     Delaware

Appleton Papers Canada Ltd.                              Canada

Appleton Recycled Fibers, Inc.                           Delaware

WTA Inc.                                                 Delaware

Appleton Papers de Mexico S.A. de C.V.                   Mexico

PDC Capital Corp.                                        Delaware

Arjo Wiggins Appleton (Bermuda) Limited                  Bermuda